Exhibit 99.1

Great Western Bancorp, Inc. Announces 13% Increase in EPS in Fiscal Year 2019 Second Quarter Financial Results; Raises Dividend
Highlights for the Second Quarter of Fiscal Year 2019 (all quarterly comparisons in this document refer to the first quarter of fiscal year 2019, except as noted)

•
Net income was $44.5 million, or $0.78 per diluted share, compared to $45.8 million, or $0.79 per diluted share, for the prior quarter and $40.5 million, or $0.69 per diluted share, for the second quarter of fiscal year 2018, a 13.0% increase

•	Net interest margin and adjusted net interest margin[1,2] were 3.75% and 3.76%, decreases of 6 and 5 basis points, respectively

•	Expense control remained strong with the efficiency ratio[1] at 45.6% for the quarter and 45.8% for fiscal year-to-date

•	Total loans remained steady at $9.77 billion, with fiscal year-to-date growth at $355.0 million, or 3.8%

•	Total deposits grew to $10.47 billion, an increase of $355.1 million, or 3.5%, for the quarter and $734.9 million, or 7.6%, for fiscal year-to-date

•	Key asset quality metrics including nonaccrual loans and watch-rated loans improved during the quarter, while net charge-offs and substandard loans grew modestly

•	The Company's Board of Directors declared a quarterly dividend of $0.30 per share, an increase of 20% compared to the most recent quarterly dividend
Sioux Falls, SD - April 25, 2019 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $44.5 million, or $0.78 per diluted share, for the second quarter of fiscal year 2019, compared to net income of $45.8 million, or $0.79 per diluted share, for the first quarter of fiscal year 2019 and $40.5 million, or $0.69 per diluted share, for the second quarter of fiscal year 2018, a 13.0% increase.
"We are pleased with the progress we have made this quarter. Our earnings increased over the prior year, and our return on assets and equity remained strong," said Ken Karels, Chief Executive Officer and Chairperson of the Board. "In addition, asset quality metrics continue to trend in line with expectations during the quarter and our agriculture loan portfolio remaining steady."
Net Interest Income and Net Interest Margin2
Net interest income was $104.9 million for the quarter, a decrease of $1.5 million, or 1.4%. The decrease resulted from higher interest expense associated with the cost of deposits, partially offset by a higher yield on loans and investments.
Net interest margin was 3.75% and 3.81%, respectively, for the quarters ended March 31, 2019 and December 31, 2018. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.76% and 3.81%, respectively, for the same periods. The lower margins were primarily driven by the cost of deposits, which increased 13 basis points to 1.08%, partially offset by the yield on loans, which increased 6 basis points to 5.23%, and the yield on the investment portfolio, which increased 8 basis points to 2.52%. In addition, an increase in balance sheet liquidity and reversal of interest income on nonaccrual loans reduced adjusted net interest margin1 by 3 basis points during the quarter.
Total loans outstanding were $9.77 billion as of March 31, 2019, a marginal increase from the prior quarter, and growth of $355.0 million, or 3.8%, for fiscal year-to-date. During the quarter the commercial real estate ("CRE") category of the portfolio grew by $139.5 million, or 2.8%, mainly in the non-owner-occupied segment, partially offset by a reduction of $112.9 million, or 5.1%, in the agriculture category of the portfolio, which reflected the seasonal draws that were repaid in the second quarter of 2019 and one relationship moving into other repossessed property.
Total deposits grew to $10.47 billion as of March 31, 2019, an increase of $355.1 million, or 3.5%, for the quarter and $734.9 million, or 7.6%, for fiscal year-to-date. During the quarter, deposit inflows were driven by seasonal inflows. Interest-bearing deposits were $8.64 billion, a 5.0% increase for the quarter, and noninterest-bearing deposits were $1.82 billion, a 2.9% decrease for the quarter. FHLB and other borrowings decreased by $135.0 million, or 32.9%, for the quarter.

1 This is a non-GAAP financial measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $7.7 million for the quarter, an increase of $2.5 million. Net charge-offs for the quarter were $5.9 million, or 0.25% of average total loans on an annualized basis, with the majority of net charge-offs concentrated in the agriculture segment of the loan portfolio. The ratio of allowance for loan and lease losses ("ALLL") to total loans increased to 0.70% as of March 31, 2019 from 0.68% as of the prior quarter.
Included within total loans are approximately $835.8 million of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $6.4 million of the fair value adjustment for these loans relates to credit risk, or 0.07% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.16% of total loans.
Nonaccrual loans were $121.6 million as of March 31, 2019, representing a decrease of $17.3 million for the quarter. Loans graded "Watch" decreased $20.5 million, or 6.4%, for the quarter, while loans graded "Substandard" increased $6.4 million, or 2.5%. Total other repossessed property balances were $32.5 million as of March 31, 2019, an increase of $10.2 million, or 46.0%, due to one relationship moving into other repossessed property during the quarter. In March and early April 2019 there were isolated areas of flooding reported within parts of the Midwest in which certain of our agricultural borrowers conduct their operations. We have reviewed loan exposures in these areas as part of our normal quarterly review process and at this time have not identified a material decline in asset quality or losses associated with these loans. We will continue to monitor our loans in these flood affected areas.
Total credit-related charges increased compared to the comparable quarter and the first six months of fiscal year 2018 and decreased compared to the previous quarter . A summary of total credit-related charges incurred during the current and comparable six month periods and current, prior and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the six months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	March 31, 2019	March 31, 2018	March 31, 2019	December 31, 2018	March 31, 2018
		(dollars in thousands)
Provision for loan and lease losses	Provision for loan and lease losses	$12,888	$9,457	$7,673	$5,215	$4,900
Net other repossessed property charges	Net loss on repossessed property and other related expenses	3,467	1,214	404	3,063	1,000
Reversal (recovery) of interest income on nonaccrual loans	Interest income on loans	296	911	337	(41)	(157)
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	762	320	(422)	1,184	1,358
Total		$17,413	$11,902	$7,992	$9,421	$7,101
Noninterest Income
Noninterest income was $18.2 million, an increase of $1.5 million, or 9.0%, for the quarter. Included within noninterest income is the net change in fair value of loans for which the Company has elected the fair value option and the net realized and unrealized gain (loss) of the related derivatives which generated a $2.1 million favorable change over the prior quarter. This was partially offset by a $1.5 million decrease in service charges and other fees. The decrease in service charges and other fees was predominately due to a decrease in net overdraft and non-sufficient funds fee income.
Noninterest Expense
Total noninterest expense was $56.6 million, a decrease of $0.5 million, or 0.9%, for the quarter. The majority of the decrease was driven by a $2.7 million decrease in net loss on repossessed property and other related expenses, partially offset by an increase of $0.7 million in data processing and communication expense and an increase of $0.7 million in professional fees.
The efficiency ratio1 was 45.6% for the quarter, a decrease from 46.1%.
Provision for Income Taxes
The provision for income taxes for the quarter ended March 31, 2019 was $12.9 million, reflecting an effective tax rate of 22.5%, compared to an effective tax rate of 22.8%.
Capital
Tier 1 and total capital ratios were 11.4% and 12.4%, respectively, as of March 31, 2019, compared to 11.1% and 12.1%. The common equity tier 1 capital ratio and tier 1 leverage ratio were 10.7% and 10.2%, respectively, as of March 31, 2019 compared to 10.4% and 10.1%. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."

Exhibit 99.1

On April 25, 2019, the Company’s Board of Directors declared a dividend of $0.30 per common share payable on May 24, 2019 to stockholders of record as of close of business on May 10, 2019. This represents an increase of 20% compared to the most recent quarterly dividend of $0.25 per common share. The aggregate dividend payment will be approximately $17.1 million.
Business Outlook
"We are positive about the second half of our fiscal year and remain confident that loan pipelines support our full year forecast of mid single digit loan growth," added Karels. "The current yield curve provides some challenge to new loan pricing, but we will continue to balance this with pursuing quality credits with strong underwriting criteria and managing our cost of deposits."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the second quarter of fiscal year 2019 on Thursday, April 25, 2019 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on May 9, 2019. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10130047. International callers should dial (412) 317-0088 and enter the same conference ID number.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2019	March 31, 2018	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$268,879	$235,368	$135,328	$133,551	$126,921	$126,146	$118,849
Interest expense	57,578	31,011	30,411	27,167	23,244	19,745	16,680
Noninterest income	34,943	35,416	18,223	16,720	19,255	18,939	18,742
Noninterest expense	113,686	114,012	56,580	57,106	59,550	57,863	59,144
Provision for loan and lease losses	12,888	9,457	7,673	5,215	5,015	3,515	4,900
Net income	90,297	69,762	44,511	45,786	42,281	45,874	40,532
Adjusted net income ¹	$90,297	$83,348	$44,511	$45,786	$42,281	$45,874	$40,532
Common shares outstanding	56,938,435	58,896,189	56,938,435	56,938,435	58,917,147	58,911,563	58,896,189
Weighted average diluted common shares outstanding	57,556,984	59,116,923	57,074,674	58,039,292	59,122,699	59,170,058	59,146,117
Earnings per common share - diluted	$1.57	$1.18	$0.78	$0.79	$0.72	$0.78	$0.69
Adjusted earnings per common share - diluted ¹	$1.57	$1.41	$0.78	$0.79	$0.72	$0.78	$0.69
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.78%	3.91%	3.75%	3.81%	3.79%	3.97%	3.92%
Adjusted net interest margin (FTE) ¹ ²	3.79%	3.83%	3.76%	3.81%	3.77%	3.94%	3.86%
Return on average total assets ²	1.46%	1.20%	1.44%	1.48%	1.40%	1.55%	1.40%
Return on average common equity ²	10.0%	7.9%	9.9%	10.0%	9.2%	10.2%	9.3%
Return on average tangible common equity ¹ ²	17.0%	13.9%	16.9%	17.1%	15.7%	17.7%	16.2%
Efficiency ratio ¹	45.8%	47.2%	45.6%	46.1%	48.1%	45.8%	48.6%
Capital:
Tier 1 capital ratio	11.4%	11.5%	11.4%	11.1%	12.0%	11.8%	11.5%
Total capital ratio	12.4%	12.5%	12.4%	12.1%	13.0%	12.8%	12.5%
Tier 1 leverage ratio	10.2%	10.4%	10.2%	10.1%	10.7%	10.6%	10.4%
Common equity tier 1 ratio	10.7%	10.7%	10.7%	10.4%	11.3%	11.0%	10.7%
Tangible common equity / tangible assets ¹	9.2%	9.3%	9.2%	9.0%	9.6%	9.5%	9.3%
Book value per share - GAAP	$32.53	$30.37	$32.53	$31.82	$31.24	$30.84	$30.37
Tangible book value per share ¹	$19.43	$17.68	$19.43	$18.72	$18.57	$18.16	$17.68
Asset Quality:
Nonaccrual loans	$121,616	$131,274	$121,616	$138,944	$143,206	$127,315	$131,274
Other repossessed property	$32,450	$16,726	$32,450	$22,224	$23,074	$10,221	$16,726
Nonaccrual loans / total loans	1.24%	1.41%	1.24%	1.42%	1.52%	1.36%	1.41%
Net charge-offs (recoveries)	$9,425	$7,821	$5,863	$3,562	$5,163	$3,966	$3,784
Net charge-offs (recoveries) / average total loans ²	0.20%	0.17%	0.25%	0.15%	0.22%	0.17%	0.17%
Allowance for loan and lease losses / total loans	0.70%	0.70%	0.70%	0.68%	0.69%	0.69%	0.70%
Watch-rated loans	$301,099	$294,873	$301,099	$321,593	$343,288	$276,001	$294,873
Substandard loans	$258,946	$251,354	$258,946	$252,521	$252,660	$268,017	$251,354
[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2019	March 31, 2018	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands)
Interest income
Loans	$245,763	$217,674	$123,432	$122,331	$117,095	$116,522	$109,993
Investment securities	19,145	14,055	9,957	9,189	7,645	7,471	7,013
Federal funds sold and other	1,039	458	497	541	494	424	227
Total interest income	265,947	232,187	133,886	132,061	125,234	124,417	117,233
Interest expense
Deposits	50,892	23,656	27,098	23,794	19,996	16,460	12,658
FHLB advances and other borrowings	3,926	4,978	1,923	2,003	1,907	1,963	2,815
Subordinated debentures and subordinated notes payable	2,760	2,377	1,390	1,370	1,341	1,322	1,207
Total interest expense	57,578	31,011	30,411	27,167	23,244	19,745	16,680
Net interest income	208,369	201,176	103,475	104,894	101,990	104,672	100,553
Provision for loan and lease losses	12,888	9,457	7,673	5,215	5,015	3,515	4,900
Net interest income after provision for loan and lease losses	195,481	191,719	95,802	99,679	96,975	101,157	95,653
Noninterest income
Service charges and other fees	21,897	25,224	10,209	11,689	13,198	12,655	12,047
Wealth management fees	4,358	4,519	2,117	2,241	2,458	2,242	2,335
Mortgage banking income, net	2,311	2,826	991	1,320	1,664	1,352	1,166
Net (loss) gain on sale of securities	(513)	(9)	—	(513)	—	15	(8)
Net increase (decrease) in fair value of loans at fair value	33,234	(23,502)	14,018	19,216	(14,534)	(7,370)	(14,838)
Net realized and unrealized (loss) gain on derivatives	(29,348)	21,509	(11,032)	(18,317)	14,994	8,093	14,282
Other	3,004	4,849	1,920	1,084	1,475	1,952	3,758
Total noninterest income	34,943	35,416	18,223	16,720	19,255	18,939	18,742
Noninterest expense
Salaries and employee benefits	69,307	66,539	34,537	34,770	33,691	35,122	33,672
Data processing and communication	11,242	16,074	5,964	5,278	6,554	7,177	9,190
Occupancy and equipment	10,665	10,138	5,539	5,126	5,219	4,974	5,290
Professional fees	7,258	8,267	3,970	3,288	5,326	4,297	4,027
Advertising	2,154	2,181	1,216	938	1,066	1,260	1,121
Net loss on repossessed property and other related expenses	3,467	1,214	404	3,063	2,850	305	1,000
Other	9,593	9,599	4,950	4,643	4,844	4,728	4,844
Total noninterest expense	113,686	114,012	56,580	57,106	59,550	57,863	59,144
Income before income taxes	116,738	113,123	57,445	59,293	56,680	62,233	55,251
Provision for income taxes	26,441	43,361	12,934	13,507	14,399	16,359	14,719
Net income	$90,297	$69,762	$44,511	$45,786	$42,281	$45,874	$40,532

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands)
Assets
Cash and cash equivalents	$282,638	$276,760	$298,696	$294,614	$371,749
Investment securities	1,763,305	1,531,916	1,385,650	1,372,711	1,307,598
Total loans	9,770,911	9,767,476	9,415,924	9,379,819	9,338,306
Allowance for loan and lease losses	(68,003)	(66,193)	(64,540)	(64,688)	(65,139)
Loans, net	9,702,908	9,701,283	9,351,384	9,315,131	9,273,167
Goodwill	739,023	739,023	739,023	739,023	739,023
Other assets	342,289	324,659	342,055	287,569	300,780
Total assets	$12,830,162	$12,573,641	$12,116,808	$12,009,048	$11,992,317
Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,824,507	$1,879,883	$1,842,704	$1,793,293	$1,854,734
Interest-bearing deposits	8,643,876	8,233,364	7,890,795	7,792,025	7,532,233
Total deposits	10,468,383	10,113,247	9,733,499	9,585,318	9,386,967
Securities sold under agreements to repurchase	62,537	56,649	90,907	105,478	103,291
FHLB advances and other borrowings	275,000	410,000	275,000	335,000	551,003
Other liabilities	171,848	181,737	176,851	166,511	162,358
Total liabilities	10,977,768	10,761,633	10,276,257	10,192,307	10,203,619
Stockholders' equity	1,852,394	1,812,008	1,840,551	1,816,741	1,788,698
Total liabilities and stockholders' equity	$12,830,162	$12,573,641	$12,116,808	$12,009,048	$11,992,317

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of			Fiscal year-to-date:
	March 31, 2019	December 31, 2018	September 30, 2018	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$607,757	$579,941	$637,693	$(29,936)	(4.7)%
Owner-occupied CRE	1,366,844	1,359,979	1,334,480	32,364	2.4%
Non-owner-occupied CRE	2,681,686	2,577,158	2,347,237	334,449	14.2%
Multifamily residential real estate	393,505	393,223	309,920	83,585	27.0%
Commercial real estate	5,049,792	4,910,301	4,629,330	420,462	9.1%
Agriculture	2,121,872	2,234,735	2,182,688	(60,816)	(2.8)%
Commercial non-real estate	1,721,095	1,713,760	1,699,987	21,108	1.2%
Residential real estate	815,212	845,262	837,569	(22,357)	(2.7)%
Consumer	44,504	47,704	49,689	(5,185)	(10.4)%
Other ¹	46,163	44,130	46,487	(324)	(0.7)%
Total unpaid principal balance	9,798,638	9,795,892	9,445,750	352,888	3.7%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(27,727)	(28,416)	(29,826)	2,099	(7.0)%
Total loans	$9,770,911	$9,767,476	$9,415,924	$354,987	3.8%
[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$63,546	$497	3.17%	$91,780	$541	2.34%	$58,943	$227	1.56%
Investment securities	1,603,038	9,957	2.52%	1,491,285	9,189	2.44%	1,365,152	7,013	2.08%
Non-ASC 310-30 loans, net ²	9,615,096	122,970	5.19%	9,435,901	121,851	5.12%	9,064,899	108,427	4.85%
ASC 310-30 loans, net	63,879	1,904	12.09%	67,834	1,970	11.52%	82,306	3,182	15.68%
Loans, net	9,678,975	124,874	5.23%	9,503,735	123,821	5.17%	9,147,205	111,609	4.95%
Total interest-earning assets	11,345,559	135,328	4.84%	11,086,800	133,551	4.78%	10,571,300	118,849	4.56%
Noninterest-earning assets	1,186,286			1,186,821			1,155,481
Total assets	$12,531,845	$135,328	4.38%	$12,273,621	$133,551	4.32%	$11,726,781	$118,849	4.11%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,800,307			$1,865,295			$1,786,059
Interest-bearing deposits	6,363,730	$17,865	1.14%	6,148,755	$15,736	1.02%	5,929,757	$9,490	0.65%
Time deposits	2,039,208	9,233	1.84%	1,937,295	8,058	1.65%	1,315,209	3,168	0.98%
Total deposits	10,203,245	27,098	1.08%	9,951,345	23,794	0.95%	9,031,025	12,658	0.57%
Securities sold under agreements to repurchase	63,237	43	0.28%	79,849	57	0.28%	107,921	83	0.31%
FHLB advances and other borrowings	264,347	1,880	2.88%	242,495	1,946	3.18%	652,787	2,732	1.70%
Subordinated debentures and subordinated notes payable	108,522	1,390	5.19%	108,483	1,370	5.01%	108,358	1,207	4.52%
Total borrowings	436,106	3,313	3.08%	430,827	3,373	3.11%	869,066	4,022	1.88%
Total interest-bearing liabilities	10,639,351	$30,411	1.16%	10,382,172	$27,167	1.04%	9,900,091	$16,680	0.68%
Noninterest-bearing liabilities	69,554			74,397			56,573
Stockholders' equity	1,822,940			1,817,052			1,770,117
Total liabilities and stockholders' equity	$12,531,845			$12,273,621			$11,726,781
Net interest spread			3.22%			3.28%			3.43%
Net interest income and net interest margin (FTE)		$104,917	3.75%		$106,384	3.81%		$102,169	3.92%
Less: Tax equivalent adjustment		1,442			1,490			1,616
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$103,475	3.70%		$104,894	3.75%		$100,553	3.86%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.4 million and $0.6 million for the second quarter of fiscal years 2019 and 2018, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Six Months Ended
	March 31, 2019			March 31, 2018
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$77,663	$1,039	2.68%	$62,439	$458	1.47%
Investment securities	1,547,161	19,145	2.48%	1,390,665	14,055	2.03%
Non-ASC 310-30 loans, net ²	9,525,498	244,821	5.15%	8,952,914	214,927	4.81%
ASC 310-30 loans, net	65,857	3,874	11.80%	86,073	5,928	13.81%
Loans, net	9,591,355	248,695	5.20%	9,038,987	220,855	4.90%
Total interest-earning assets	11,216,179	268,879	4.81%	10,492,091	235,368	4.50%
Noninterest-earning assets	1,186,554			1,166,069
Total assets	$12,402,733	$268,879	4.35%	$11,658,160	$235,368	4.05%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,831,877			$1,815,274
Interest-bearing deposits	6,257,167	$33,601	1.08%	5,908,476	$17,781	0.60%
Time deposits	1,988,251	17,291	1.74%	1,291,255	5,875	0.91%
Total deposits	10,077,295	50,892	1.01%	9,015,005	23,656	0.53%
Securities sold under agreements to repurchase	71,543	99	0.28%	116,490	178	0.31%
FHLB advances and other borrowings	253,421	3,827	3.03%	586,181	4,800	1.64%
Subordinated debentures and subordinated notes payable	108,503	2,760	5.10%	108,337	2,377	4.40%
Total borrowings	433,467	6,686	3.09%	811,008	7,355	1.82%
Total interest-bearing liabilities	10,510,762	$57,578	1.10%	9,826,013	$31,011	0.63%
Noninterest-bearing liabilities	71,975			66,525
Stockholders' equity	1,819,996			1,765,622
Total liabilities and stockholders' equity	$12,402,733			$11,658,160
Net interest spread			3.25%			3.42%
Net interest income and net interest margin (FTE) ¹		$211,301	3.78%		$204,357	3.91%
Less: Tax equivalent adjustment		2,932			3,181
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$208,369	3.73%		$201,176	3.85%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.7 million and $1.2 million for the first six months of fiscal years 2019 and 2018, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the effect of revaluation of deferred taxes). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).

Exhibit 99.1

We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non-ASC 310-30 loans and adjusted yield on non-ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2019	March 31, 2018	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income - GAAP	$90,297	$69,762	$44,511	$45,786	$42,281	$45,874	$40,532
Add: Deferred taxes revaluation due to Tax Reform Act	—	13,586	—	—	—	—	—
Adjusted net income	$90,297	$83,348	$44,511	$45,786	$42,281	$45,874	$40,532

Weighted average diluted common shares outstanding	57,556,984	59,116,923	57,074,674	58,039,292	59,122,699	59,170,058	59,146,117
Earnings per common share - diluted	$1.57	$1.18	$0.78	$0.79	$0.72	$0.78	$0.69
Adjusted earnings per common share - diluted	$1.57	$1.41	$0.78	$0.79	$0.72	$0.78	$0.69

Tangible net income and return on average tangible common equity:
Net income - GAAP	$90,297	$69,762	$44,511	$45,786	$42,281	$45,874	$40,532
Add: Amortization of intangible assets, net of tax	687	751	343	344	343	366	376
Tangible net income	$90,984	$70,513	$44,854	$46,130	$42,624	$46,240	$40,908

Average common equity	$1,819,996	$1,765,622	$1,822,940	$1,817,052	$1,825,312	$1,796,066	$1,770,117
Less: Average goodwill and other intangible assets	746,305	747,930	746,107	746,503	746,900	747,294	747,716
Average tangible common equity	$1,073,691	$1,017,692	$1,076,833	$1,070,549	$1,078,412	$1,048,772	$1,022,401

Return on average common equity *	10.0%	7.9%	9.9%	10.0%	9.2%	10.2%	9.3%
Return on average tangible common equity **	17.0%	13.9%	16.9%	17.1%	15.7%	17.7%	16.2%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$208,369	$201,176	$103,475	$104,894	$101,990	$104,672	$100,553
Add: Tax equivalent adjustment	2,932	3,181	1,442	1,490	1,687	1,729	1,616
Net interest income (FTE)	211,301	204,357	104,917	106,384	103,677	106,401	102,169
Add: Current realized derivative gain (loss)	426	(4,116)	405	21	(419)	(830)	(1,640)
Adjusted net interest income (FTE)	$211,727	$200,241	$105,322	$106,405	$103,258	$105,571	$100,529

Average interest-earning assets	$11,216,179	$10,492,091	$11,345,559	$11,086,800	$10,857,168	$10,748,078	$10,571,300
Net interest margin (FTE) *	3.78%	3.91%	3.75%	3.81%	3.79%	3.97%	3.92%
Adjusted net interest margin (FTE) **	3.79%	3.83%	3.76%	3.81%	3.77%	3.94%	3.86%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2019	March 31, 2018	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands except share and per share amounts)
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$241,889	$211,746	$121,528	$120,361	$115,284	$112,760	$106,811
Add: Tax equivalent adjustment	2,932	3,181	1,442	1,490	1,687	1,729	1,616
Interest income (FTE)	244,821	214,927	122,970	121,851	116,971	114,489	108,427
Add: Current realized derivative gain (loss)	426	(4,116)	405	21	(419)	(830)	(1,640)
Adjusted interest income (FTE)	$245,247	$210,811	$123,375	$121,872	$116,552	$113,659	$106,787

Average non-ASC 310-30 loans	$9,525,498	$8,952,914	$9,615,096	$9,435,901	$9,299,318	$9,220,931	$9,064,899
Yield (FTE) *	5.15%	4.81%	5.19%	5.12%	4.99%	4.98%	4.85%
Adjusted yield (FTE) **	5.16%	4.72%	5.20%	5.12%	4.97%	4.94%	4.78%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$243,312	$236,592	$121,698	$121,614	$121,245	$123,611	$119,295
Add: Tax equivalent adjustment	2,932	3,181	1,442	1,490	1,687	1,729	1,616
Total revenue (FTE)	$246,244	$239,773	$123,140	$123,104	$122,932	$125,340	$120,911

Noninterest expense	$113,686	$114,012	$56,580	$57,106	$59,550	$57,863	$59,144
Less: Amortization of intangible assets	788	852	394	394	394	416	426
Tangible noninterest expense	$112,898	$113,160	$56,186	$56,712	$59,156	$57,447	$58,718

Efficiency ratio *	45.8%	47.2%	45.6%	46.1%	48.1%	45.8%	48.6%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,852,394	$1,788,698	$1,852,394	$1,812,008	$1,840,551	$1,816,741	$1,788,698
Less: Goodwill and other intangible assets	745,947	747,545	745,947	746,341	746,735	747,129	747,545
Tangible common equity	$1,106,447	$1,041,153	$1,106,447	$1,065,667	$1,093,816	$1,069,612	$1,041,153

Total assets	$12,830,162	$11,992,317	$12,830,162	$12,573,641	$12,116,808	$12,009,048	$11,992,317
Less: Goodwill and other intangible assets	745,947	747,545	745,947	746,341	746,735	747,129	747,545
Tangible assets	$12,084,215	$11,244,772	$12,084,215	$11,827,300	$11,370,073	$11,261,919	$11,244,772

Tangible common equity to tangible assets	9.2%	9.3%	9.2%	9.0%	9.6%	9.5%	9.3%

Tangible book value per share:
Total stockholders' equity	$1,852,394	$1,788,698	$1,852,394	$1,812,008	$1,840,551	$1,816,741	$1,788,698
Less: Goodwill and other intangible assets	745,947	747,545	745,947	746,341	746,735	747,129	747,545
Tangible common equity	$1,106,447	$1,041,153	$1,106,447	$1,065,667	$1,093,816	$1,069,612	$1,041,153

Common shares outstanding	56,938,435	58,896,189	56,938,435	56,938,435	58,917,147	58,911,563	58,896,189
Book value per share - GAAP	$32.53	$30.37	$32.53	$31.82	$31.24	$30.84	$30.37
Tangible book value per share	$19.43	$17.68	$19.43	$18.72	$18.57	$18.16	$17.68

GREAT WESTERN BANCORP, INC.
Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com
Investor Relations Contact:
Peter Chapman, 605-373-3198
peter.chapman@greatwesternbank.com